Exhibit 23.4

CONSENT OF NOMINEE FOR CHIEF FINANCIAL OFFICER OF BLEACH GROUP, INC.

I hereby consent to the reference to me in the prospectus included in the registration statement on Form S-1 of Bleach Group, Inc., as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto.

/s/ Kristopher Black
Name: Kristopher Black
Date: February 12, 2013